UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 8.75% Senior Secured First Lien Notes due 2024

On August 28, 2020 (the “Effective Date”), Weatherford International Ltd., as issuer, Weatherford International plc and Weatherford International, LLC, as guarantors (collectively, the “Company”), and the other subsidiary guarantors party thereto, entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee and collateral agent, and issued $500.0 million aggregate principal amount of its 8.75% Senior Secured First Lien Notes due 2024 (the “Senior Secured Notes”) thereunder. The Senior Secured Notes are fully and unconditionally guaranteed on a senior secured basis by the Company’s material domestic subsidiaries, certain material foreign subsidiaries, and in the future by other subsidiaries that guarantee its obligations under the LC Credit Agreement or other material indebtedness. The Senior Secured Notes and the related guarantees are secured by substantially all of the assets and properties of the Company and the guarantors (on an effectively first-priority basis with respect to the priority collateral for the Senior Secured Notes, and on an effectively second-priority basis with respect to the priority collateral for the LC Credit Agreement, in each case, subject to permitted liens). The following is a brief description of the material provisions of the Indenture and the Senior Secured Notes.

The Senior Secured Notes will mature on September 1, 2024. Interest on the Senior Secured Notes will accrue at the rate of 8.75% per annum and will be payable semiannually in arrears on March 1 and September 1, commencing on March 1, 2021.

Optional Redemption.

At any time prior to August 28, 2021, the Company may redeem the Senior Secured Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the “make-whole” premium at the redemption date, plus (iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). On and after August 28, 2021, the Company may redeem all or part of the Senior Secured Notes at redemption prices (expressed as percentages of the principal amount redeemed) equal to (i) 104.375% for the twelve-month period beginning on August 28, 2021; (ii) 102.188% for the twelve-month period beginning on August 28, 2022; and (iii) 100.000% for the twelve-month period beginning August 28, 2023 and at any time thereafter, plus accrued and unpaid interest to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Change of Control.

If a change of control (as defined in the Indenture) occurs, holders of the Senior Secured Notes will have the right to require the Company to repurchase all or any part of their Senior Secured Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Secured Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants.

The Indenture governing the Senior Secured Notes contains covenants that limit, among other things, the Company’s ability and the ability of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock; make investments; sell stock of its subsidiaries; transfer or sell assets; create liens; enter into transactions with affiliates; and enter into mergers or consolidations. These covenants are subject to a number of important limitations and exceptions.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Secured Notes to be declared due and payable immediately. The Indenture provides that, if at the time of an acceleration of the Senior Secured Notes any premium would be due upon an optional redemption of the Senior Secured Notes at that time, the same premium will be due upon the acceleration of the Senior Secured Notes.

The foregoing description of the Indenture and the Senior Secured Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated herein by reference.

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Amendment No. 1 to LC Credit Agreement

On the Effective Date, Weatherford International Ltd. and Weatherford International, LLC, as borrowers, Weatherford International plc, as a guarantor, and the subsidiary guarantors party thereto, entered into an amendment (the “LC Amendment”) to the Company’s existing senior secured letter of credit agreement (as so amended, the “LC Credit Agreement”) with the lenders party thereto and Deutsche Bank Trust Company Americas as administrative agent. The following is a brief description of the material amendments to the LC Credit Agreement included in the LC Amendment.

Upon effectiveness of the LC Amendment, the aggregate commitments of the LC Credit Agreement increased from $195.0 million to $215.0 million, and the maturity date changed from June 13, 2024 to May 29, 2024. In addition, the $200.0 million minimum liquidity covenant was modified to require maintaining at least $175.0 million of aggregate liquidity, of which at least $125.0 million must be secured liquidity (i.e., cash held in controlled accounts and pledged to secure the LC Credit Agreement). The LC Amendment also included certain conforming changes to reflect (i) the termination of the ABL Credit Agreement (defined below), (ii) the cash collateralization or transfer to issuing banks under the LC Credit Agreement of letters of credit issued under the ABL Credit Agreement, (iii) the issuance of the Senior Secured Notes, and (iv) the entering into of the Intercreditor Agreement between the collateral agent for the LC Credit Agreement and collateral agent for the Senior Secured Notes.

The LC Credit Agreement will be used for the issuance of bid and performance letters of credit of the Company and certain of its subsidiaries. Upon the Effective Date, the Company had approximately $160 million in outstanding letters of credit under the LC Credit Agreement.

The LC Credit Agreement is fully and unconditionally guaranteed on a senior secured basis by the Company’s material domestic subsidiaries, certain material foreign subsidiaries, and in the future by other subsidiaries that guarantee its obligations under the Senior Secured Notes or other material indebtedness. The LC Credit Agreement and the related guarantees are secured by substantially all of the assets and properties of the Company and the guarantors (on an effectively first-priority basis with respect to the priority collateral for the LC Credit Agreement, and on an effectively second-priority basis with respect to the priority collateral for the Senior Secured Notes, in each case, subject to permitted liens).

The foregoing description of the LC Amendment and the LC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Intercreditor Agreement

On the Effective Date, Deutsche Bank Trust Company Americas, as collateral agent under the LC Credit Agreement, Wilmington Trust, National Association, as collateral agent under the Indenture, the Company and certain of its subsidiaries entered into an Intercreditor Agreement that, among other things, sets forth the relative lien priorities of the secured parties under the Senior Secured Notes and the LC Credit Agreement on the collateral shared by the Senior Secured Notes and the LC Credit Agreement.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, the senior secured asset-based lending credit agreement (the “ABL Credit Agreement”) the Company previously entered into with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, was terminated. At the time of termination, there were no loan amounts outstanding under ABL Credit Agreement, and all outstanding letters of credit thereunder were either cash collateralized or transferred to issuing banks under the LC Credit Agreement.

Item 7.01	Regulation FD Disclosure.

On August 28, 2020, the Company issued a press release describing certain of the matters in Items 1.01 and 1.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

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Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated August 28, 2020, by and among Weatherford International Ltd., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.
4.2	Form of Senior Secured Note (included in Exhibit 4.1).
10.1	Amendment No. 1 to LC Credit Agreement and Amendment No. 1 to U.S. Security Agreement, dated August 28, 2020, by and among Weatherford International Ltd., Weatherford International plc, Weatherford International LLC, the other guarantors of the LC Credit Agreement, Deutsche Bank Trust Company Americas and the lenders under the LC Credit Agreement.
10.2	LC Credit Agreement, dated December 13, 2019 (as amended by Amendment No. 1, dated August 28, 2020), by and among Weatherford International Ltd., Weatherford International plc, Weatherford International LLC, Deutsche Bank Trust Company Americas and the lenders party thereto from time to time (included in Exhibit 10.1).
10.3	Intercreditor Agreement, dated August 28, 2020, by and among Deutsche Bank Trust Company Americas, Wilmington Trust, National Association, BTA Institutional Services Australia Limited, Weatherford International plc and the grantors party there to from time to time.
99.1	Press Release issued by Weatherford International plc on August 28, 2020 relating to completing financing transactions.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2020

Weatherford International plc

By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer

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